Exhibit 99.1
Ellington Financial Inc. Reports Fourth Quarter 2022 Results
OLD GREENWICH, Connecticut—February 23, 2023
Ellington Financial Inc. (NYSE: EFC) (the "Company") today reported financial results for the quarter ended December 31, 2022.
Highlights
•Net income attributable to common stockholders of $22.7 million, or $0.37 per common share.1
◦$19.0 million, or $0.31 per common share, from the investment portfolio.
▪$7.2 million, or $0.12 per common share, from the credit strategy.
▪$11.8 million, or $0.19 per common share, from the Agency strategy.
◦$14.5 million, or $0.24 per common share, from Longbridge.
•Adjusted Distributable Earnings2 of $26.0 million, or $0.42 per common share.
•Book value per common share as of December 31, 2022 of $15.05, including the effects of dividends of $0.45 per common share for the quarter.
•Dividend yield of 13.4% based on the February 22, 2023 closing stock price of $13.40 per share, and monthly dividend of $0.15 per common share declared on February 7, 2023.
•Recourse debt-to-equity ratio3 of 2.5:1 as of December 31, 2022. Including all non-recourse borrowings, which primarily consist of securitization-related liabilities, debt-to-equity ratio of 10.2:1.
•Cash and cash equivalents of $217.1 million as of December 31, 2022, in addition to other unencumbered assets of $277.9 million.
Fourth Quarter 2022 Results
"Excellent performance from Longbridge Financial and from our Agency RMBS strategy, in addition to another positive quarter from our loan portfolios, drove Ellington Financial's results in the fourth quarter," said Laurence Penn, Chief Executive Officer and President of Ellington Financial. "For Longbridge, our reverse mortgage platform that we now consolidate, tighter yield spreads benefited the value of our HECM loans and MSRs, and also expanded gain-on-sale margins on new HECM originations, which mostly offset the effect of lower origination volumes. In addition, a more benign outlook on inflation and Fed monetary policy drove a sharp rebound in the Agency mortgage basis in the fourth quarter.
"During the quarter, we opportunistically sold certain of our discount Agency RMBS and rotated the capital to further expand and diversify our credit portfolio, where we see strong earnings potential going forward. Our Adjusted Distributable Earnings did decline sequentially as an increased cost of funds was only partially offset by higher asset yields.
"In December, we completed our fourth non-QM securitization of the year. Several months earlier, our strong balance sheet enabled us to postpone launching this securitization when yield spreads were significantly wider, and that patience was rewarded, as we were able to take advantage of a more constructive market around year end to achieve stronger deal execution. The securitization market has continued to improve into the new year, and we were able to close another non-QM securitization earlier this month at even more attractive long-term financing costs.
"Finally, earlier this month we issued our Series C preferred equity, which along with our existing Series A and B, carries the only NAIC-1 preferred equity rating in our sector. I believe that this rating rightly reflects Ellington Financial's effective risk management and protection of book value across market cycles, principles that are as important now as ever. This new capital should help us take advantage of the tremendous opportunities that we are seeing across our diversified set of investment strategies, including some new investment strategies that are now available to us as a direct consequence of our acquisition of Longbridge. Once the proceeds from this offering are fully deployed, and as we continue to rotate the portfolio into higher reinvestment yields, we believe that the offering will be accretive to both Net Income and Adjusted Distributable Earnings and that both will again cover the dividend."
1 Includes ($10.7) million of preferred dividends accrued and certain corporate/other income and expense items not attributed to either the investment portfolio or Longbridge.
2 Adjusted Distributable Earnings is a non-GAAP financial measure. See "Reconciliation of Net Income (Loss) to Adjusted Distributable Earnings" below for an explanation regarding the calculation of Adjusted Distributable Earnings.
3 Excludes repo borrowings at certain unconsolidated entities that are recourse to us. Including such borrowings, the Company's debt-to-equity ratio based on total recourse borrowings was 2.7:1 as of December 31, 2022.

Financial Results
As previously announced, on October 3, 2022 the Company acquired a controlling interest in Longbridge Financial, LLC (the "Longbridge Transaction"). As a result of the Longbridge Transaction, beginning with fourth quarter results, the Company consolidates Longbridge.
Investment Portfolio Summary
The Company's investment portfolio generated net income attributable to common stockholders of $19.0 million, consisting of $7.2 million from the credit strategy and $11.8 million from the Agency strategy.
Credit Performance
The Company's total long credit portfolio decreased by 7% in the fourth quarter, to $2.544 billion as of December 31, 2022, driven by the successful completion of a non-QM loan securitization in December and significant paydowns in the Company's small balance commercial mortgage portfolio, and also because the Company no longer includes its investment in Longbridge as part of its investment portfolio. This decrease was partially offset by a larger residential transition loan portfolio.
The positive results in the credit strategy were driven by net interest income4, primarily from its proprietary loan portfolios, and net realized and unrealized gains, most notably on its non-QM interest-only securities. Meanwhile, net losses on the Company's interest rate hedges, credit hedges and consumer loan portfolio offset some of this income. In addition, the Company had negative earnings from unconsolidated entities, as unrealized losses on certain equity investments in loan origination and commercial mortgage loan-related entities exceeded a bargain purchase gain that resulted from the Longbridge Transaction, which occurred at a discount to Longbridge's book value at the time of closing. The bargain purchase gain also reflected the fact that the Company's existing minority stake in Longbridge had previously been valued at a discount to book value.
During the quarter, the Company's cost of funds on credit investments increased significantly, driven by sharply higher short-term interest rates. The Company's asset yields also increased over the same period, though by a lesser amount. As a result, the Company's net interest margin5 on its credit portfolio declined quarter over quarter to 2.44% from 2.64%.
Agency Performance
The Company's total long Agency RMBS portfolio decreased by 15% quarter over quarter, to $968.3 million, driven by net sales and principal repayments of $179.1 million, which exceeded net realized and unrealized gains of $13.2 million.
During the quarter, tighter Agency yield spreads and increased pay-ups drove significant net realized and unrealized gains on the Company's Agency RMBS which, combined with net interest income, exceeded net realized and unrealized losses on its interest-rate hedges.
Pay-ups on the Company's specified pools increased to 0.96% as of December 31, 2022, as compared to 0.76% as of September 30, 2022. During the quarter, the Company continued to hedge interest rate risk through the use of interest rate swaps and short positions in TBAs, U.S. Treasury securities, and futures. The Company continued to hold a net short TBA position during the quarter.
During the quarter, the Company's cost of funds on Agency RMBS increased significantly, driven by sharply higher short-term interest rates. The Company's asset yields on Agency RMBS also increased over the same period, though by a lesser amount. As a result, the Company's net interest margin5 on its Agency RMBS, excluding the Catch-up Premium Amortization Adjustment, declined quarter over quarter to 0.98% from 1.26%.
Longbridge Summary
The Company's Longbridge portfolio totaled $327.9 million as of December 31, 2022. Longbridge generated strong performance for the quarter as tighter yield spreads led to net gains on the Company's HECM loans and HMBS MSR Equivalent.6 On new originations, while Longbridge had improved gain-on-sale margins quarter over quarter, lower origination volumes led to a net loss in originations overall.
4 Excludes any interest income and interest expense items from interest rate hedges, net credit hedges and other activities, net.
5 Net interest margin represents the weighted average asset yield less the weighted average secured financing cost of funds. It also includes the effect of actual and accrued periodic payments on interest rate swaps used to hedge the assets.
6 HMBS assets are consolidated for GAAP reporting purposes, and HMBS-related obligations are accounted for on the Company's balance sheet as secured borrowings. The fair value of HMBS assets less the fair value of the HMBS-related obligations approximate fair value of the HMBS MSR Equivalent.

Credit Portfolio(1)
The following table summarizes the Company's credit portfolio holdings as of December 31, 2022 and September 30, 2022:

	December 31, 2022		September 30, 2022
($ in thousands)	Fair Value	%	Fair Value	%
Dollar denominated:
CLOs(2)	$29,930	0.7%	$29,533	0.7%
CMBS	18,253	0.5%	19,552	0.5%
Commercial mortgage loans and REO(5)(6)	492,648	12.1%	553,728	12.7%
Consumer loans and ABS backed by consumer loans(2)	94,993	2.3%	98,841	2.3%
Corporate debt and equity and corporate loans	18,084	0.4%	14,180	0.3%
Debt and equity investments in loan origination entities(3)	42,581	1.1%	87,340	2.0%
Non-Agency RMBS	204,498	5.0%	197,903	4.5%
Non-QM loans and retained non-QM RMBS(4)	2,216,843	54.3%	2,437,271	55.7%
Residential transition loans and other residential mortgage loans and REO(5)	940,296	23.1%	912,526	20.9%
Non-Dollar denominated:
CLOs(2)	1,672	—%	1,526	—%
Corporate debt and equity	206	—%	300	—%
RMBS(7)	20,714	0.5%	19,286	0.4%
Total long credit portfolio	$4,080,718	100.0%	$4,371,986	100.0%
Less: Non-retained tranches of consolidated securitization trusts	1,537,098		1,630,001
Total Long Credit Portfolio excluding non-retained tranches of consolidated securitization trusts	$2,543,620		$2,741,985
(1)This information does not include U.S. Treasury securities, securities sold short, or financial derivatives.
(2)Includes equity investments in securitization-related vehicles.
(3)Includes corporate loans to certain loan origination entities in which the Company holds an equity investment.
(4)Retained non-QM RMBS represents RMBS issued by non-consolidated Ellington-sponsored non-QM loan securitization trusts, and interests in entities holding such RMBS.
(5)In accordance with U.S. GAAP, REO is not considered a financial instrument and as a result is included at the lower of cost or fair value.
(6)Includes equity investments in unconsolidated entities holding small balance commercial mortgage loans and REO.
(7)Includes an equity investment in an unconsolidated entity holding European RMBS.
Agency RMBS Portfolio(1)
The following table summarizes the Company's Agency RMBS portfolio holdings as of December 31, 2022 and September 30, 2022:

	December 31, 2022		September 30, 2022
($ in thousands)	Fair Value	%	Fair Value	%
Long Agency RMBS:
Fixed rate	$915,128	94.5%	$1,078,496	95.0%
Floating rate	6,254	0.7%	6,498	0.6%
Reverse mortgages	29,989	3.1%	30,796	2.7%
IOs	16,892	1.7%	19,525	1.7%
Total long Agency RMBS	$968,263	100.0%	$1,135,315	100.0%
(1)This information does not include U.S. Treasury securities, securities sold short, or financial derivatives.

Longbridge Portfolio(1)
Longbridge originates reverse mortgage loans, including home equity conversion mortgage loans, or "HECMs," which are insured by the FHA and which are eligible for inclusion in GNMA-guaranteed HECM-backed MBS, or "HMBS." Upon securitization, the HECMs remain on the Company's balance sheet under GAAP, and Longbridge retains the mortgage servicing rights associated with the HMBS, or "HMBS MSR Equivalent." Longbridge also originates "proprietary reverse mortgage loans," which are not insured by the FHA, and has typically retained the associated MSRs. The following table summarizes Longbridge's loan-related assets as of December 31, 2022:

December 31, 2022
(In thousands)
HMBS assets(2)	$7,882,717
Less: HMBS liabilities	(7,787,155)
HMBS MSR Equivalent	95,562
Unsecuritized HECM loans	119,671
Proprietary reverse mortgage loans	103,602
MSRs related to proprietary reverse mortgage loans	8,108
Unsecuritized REO	907
Total	$327,850
(1)This information does not include financial derivatives or loan commitments.
(2)Includes HECM loans, related REO, and claims or other receivables.
The following table summarizes Longbridge's origination volumes by channel for the fourth quarter:

($ In thousands)	Origination Volume
Channel	Units	New Loan Origination Volume(1)	% of New Loan Origination Volume
Retail	321	$51,248	15%
Wholesale and correspondent	1,631	290,379	85%
Total	1,952	341,637	100%
(1)Represents initial borrowing amounts on reverse mortgage loans.
Financing
The Company's recourse debt-to-equity ratio2, adjusted for unsettled purchases and sales, decreased to 2.5:1 at December 31, 2022 from 2.6:1 at September 30, 2022. This decrease was primarily the result of a smaller investment portfolio as well as an increase in total equity. The Company's overall debt-to-equity ratio, adjusted for unsettled purchases and sales, increased to 10.1:1 as of December 31, 2022, as compared to 4.0:1 as of September 30, 2022, driven by the Company's consolidation of Longbridge's HMBS-related obligations beginning in the fourth quarter, partially offset by the fact that the Company recognized true sale treatment on its fourth quarter non-QM securitization. At December 31, 2022, the fair value of these non-recourse HMBS-related obligations was $7.8 billion.
The following table summarizes the Company's outstanding borrowings and debt-to-equity ratios as of December 31, 2022 and September 30, 2022:

	December 31, 2022		September 30, 2022
	Outstanding Borrowings(1)	Debt-to-Equity Ratio(2)	Outstanding Borrowings(1)	Debt-to-Equity Ratio(2)
	(In thousands)		(In thousands)
Recourse borrowings(3)(4)	$3,095,743	2.5:1	$3,145,919	2.7:1
Non-recourse borrowings(4)	9,327,036	7.7:1	1,635,829	1.4:1
Total Borrowings	$12,422,779	10.2:1	$4,781,748	4.1:1
Total Equity	$1,220,886		$1,180,629
Recourse borrowings net of unsettled purchases and sales		2.5:1		2.6:1
Total borrowings net of unsettled purchases and sales		10.1:1		4.0:1
(1)Includes borrowings under repurchase agreements, other secured borrowings, other secured borrowings, at fair value, and senior unsecured notes, at par.
(2)Overall debt-to-equity ratio is computed by dividing outstanding borrowings by total equity. The debt-to-equity ratio does not account for liabilities other than debt financings.
(3)Excludes repo borrowings at certain unconsolidated entities that are recourse to the Company. Including such borrowings, the Company's debt-to-equity ratio based on total recourse borrowings is 2.7:1 and 2.8:1 as of December 31, 2022 and September 30, 2022, respectively.

(4)All of the Company's non-recourse borrowings are secured by collateral. In the event of default under a non-recourse borrowing, the lender has a claim against the collateral but not any of the other assets held by the Company or its consolidated subsidiaries. In the event of default under a recourse borrowing, the lender's claim is not limited to the collateral (if any).
The following table summarizes the Company's operating results by strategy for the three-month period ended December 31, 2022:

	Investment Portfolio			Longbridge	Corporate/Other	Total	Per Share
(In thousands except per share amounts)	Credit	Agency	Investment Portfolio Subtotal
Interest income and other income (1)	$75,864	$9,594	$85,458	$4,737	$1,158	$91,353	$1.47
Interest expense	(41,747)	(8,500)	(50,247)	(4,628)	(3,152)	(58,027)	(0.93)
Realized gain (loss), net	(21,737)	(32,084)	(53,821)	(196)	—	(54,017)	(0.87)
Unrealized gain (loss), net	11,341	45,331	56,672	1,551	1,680	59,903	0.96
Net change from reverse mortgage loans and HMBS obligations	—	—	—	36,808	—	36,808	0.59
Earnings in unconsolidated entities(2)	(1,398)	—	(1,398)	—	—	(1,398)	(0.02)
Interest rate hedges and other activity, net(3)	(6,402)	(2,511)	(8,913)	(106)	(699)	(9,718)	(0.16)
Credit hedges and other activities, net(4)	(3,110)	—	(3,110)	—	—	(3,110)	(0.05)
Income tax expense (benefit)	—	—	—	—	2,850	2,850	0.05
Other interest income/expense	(4,578)	—	(4,578)	(5,899)	—	(10,477)	(0.17)
Other expenses	(1,152)	—	(1,152)	(17,775)	(8,429)	(27,356)	(0.44)
Net income (loss)	7,081	11,830	18,911	14,492	(6,592)	26,811	0.43
Dividends on preferred stock	—	—	—	—	(3,824)	(3,824)	(0.06)
Net (income) loss attributable to non-participating non-controlling interests	74	—	74	(32)	(3)	39	0.00
Net income (loss) attributable to common stockholders and participating non-controlling interests	7,155	11,830	18,985	14,460	(10,419)	23,026	0.37
Net (income) loss attributable to participating non-controlling interests	—	—	—	—	(292)	(292)	0.00
Net income (loss) attributable to common stockholders	$7,155	$11,830	$18,985	$14,460	$(10,711)	$22,734	$0.37
Net income (loss) attributable to common stockholders per share of common stock	$0.12	$0.19	$0.31	$0.24	$(0.18)	$0.37
Weighted average shares of common stock and convertible units(5) outstanding						62,295
Weighted average shares of common stock outstanding						61,506
(1)Other income primarily consists of rental income on real estate owned, loan origination fees, and servicing income.
(2)Also includes bargain purchase gain of $7.9 million related to the Company's acquisition of a controlling interest in Longbridge.
(3)Includes U.S. Treasury securities, if applicable.
(4)Other activities include certain equity and other trading strategies and related hedges, and net realized and unrealized gains (losses) on foreign currency.
(5)Convertible units include Operating Partnership units attributable to participating non-controlling interests.
About Ellington Financial
Ellington Financial invests in a diverse array of financial assets, including residential and commercial mortgage loans, reverse mortgage loans, residential and commercial mortgage-backed securities, consumer loans and asset-backed securities backed by consumer loans, collateralized loan obligations, non-mortgage and mortgage-related derivatives, debt and equity investments in loan origination companies, and other strategic investments. Ellington Financial is externally managed and advised by Ellington Financial Management LLC, an affiliate of Ellington Management Group, L.L.C.

Conference Call
The Company will host a conference call at 11:00 a.m. Eastern Time on Friday, February 24, 2023, to discuss its financial results for the quarter ended December 31, 2022. To participate in the event by telephone, please dial (800) 343-4849 at least 10 minutes prior to the start time and reference the conference ID EFCQ422. International callers should dial (203) 518-9708 and reference the same conference ID. The conference call will also be webcast live over the Internet and can be accessed via the "For Our Shareholders" section of the Company's web site at www.ellingtonfinancial.com. To listen to the live webcast, please visit www.ellingtonfinancial.com at least 15 minutes prior to the start of the call to register, download, and install necessary audio software. In connection with the release of these financial results, the Company also posted an investor presentation, that will accompany the conference call, on its website at www.ellingtonfinancial.com under "For Our Shareholders—Presentations."
A dial-in replay of the conference call will be available on Friday, February 24, 2023, at approximately 2:00 p.m. Eastern Time through Friday, March 3, 2023 at approximately 11:59 p.m. Eastern Time. To access this replay, please dial (800) 839-7410. International callers should dial (402) 220-6067. A replay of the conference call will also be archived on the Company's web site at www.ellingtonfinancial.com.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Actual results may differ from the Company's beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as "believe," "expect," "anticipate," "estimate," "project," "plan," "continue," "intend," "should," "would," "could," "goal," "objective," "will," "may," "seek," or similar expressions or their negative forms, or by references to strategy, plans, or intentions. Examples of forward-looking statements in this press release include without limitation management's beliefs regarding the current economic and investment environment and the Company's ability to implement its investment and hedging strategies, performance of the Company's investment and hedging strategies, the Company's exposure to prepayment risk in its Agency portfolio, and statements regarding the drivers of the Company's returns. The Company's results can fluctuate from month to month and from quarter to quarter depending on a variety of factors, some of which are beyond the Company's control and/or are difficult to predict, including, without limitation, changes in interest rates and the market value of the Company's investments, changes in mortgage default rates and prepayment rates, the Company's ability to borrow to finance its assets, changes in government regulations affecting the Company's business, the Company's ability to maintain its exclusion from registration under the Investment Company Act of 1940; the Company's ability to qualify and maintain its qualification as a real estate investment trust, or "REIT"; and other changes in market conditions and economic trends, including changes resulting from the ongoing spread and economic effects of the novel coronavirus (COVID-19) pandemic, and associated responses to the pandemic. Furthermore, forward-looking statements are subject to risks and uncertainties, including, among other things, those described under Item 1A of the Company's Annual Report on Form 10-K, as amended, and Part II, Item 1A of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, which can be accessed through the Company's website at www.ellingtonfinancial.com or at the SEC's website (www.sec.gov). Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected or implied may be described from time to time in reports the Company's files with the SEC, including reports on Forms 10-Q, 10-K and 8-K. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

ELLINGTON FINANCIAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three-Month Period Ended		Year Ended December 31, 2022
	December 31, 2022	September 30, 2022
(In thousands, except per share amounts)
NET INTEREST INCOME
Interest income	$89,830	$78,592	$282,218
Interest expense	(59,656)	(42,080)	(141,777)
Total net interest income	30,174	36,512	140,441
Other Income (Loss)
Realized gains (losses) on securities and loans, net	(54,178)	(33,247)	(105,449)
Realized gains (losses) on financial derivatives, net	31,380	18,995	120,489
Realized gains (losses) on real estate owned, net	17	(18)	490
Unrealized gains (losses) on securities and loans, net	1,447	(150,750)	(475,807)
Unrealized gains (losses) on financial derivatives, net	(44,191)	50,259	53,891
Unrealized gains (losses) on real estate owned, net	(112)	(121)	(485)
Unrealized gains (losses) on other secured borrowings, at fair value, net	55,811	79,430	258,140
Unrealized gains (losses) on senior notes, at fair value	1,680	9,135	18,165
Net change from reverse mortgage loans, at fair value	199,189	—	199,189
Net change related to HMBS obligations, at fair value	(162,381)	—	(162,381)
Bargain purchase gain	7,932	—	7,932
Other, net	4,356	(31)	5,379
Total other income (loss)	40,950	(26,348)	(80,447)
EXPENSES
Base management fee to affiliate, net of rebates	4,641	3,950	16,847
Incentive fee to affiliate	—	—	—
Investment related expenses:
Servicing expense	4,543	1,097	8,123
Debt issuance costs related to Other secured borrowings, at fair value	—	1,941	6,291
Debt issuance costs related to Senior notes, at fair value	—	—	3,615
Other	5,934	2,930	12,920
Professional fees	2,844	1,177	6,378
Compensation and benefits	14,271	1,508	19,599
Other expenses	5,600	1,860	11,192
Total expenses	37,833	14,463	84,965
Net Income (Loss) before Income Tax Expense (Benefit) and Earnings from Investments in Unconsolidated Entities	33,291	(4,299)	(24,971)
Income tax expense (benefit)	(2,850)	(81)	(17,716)
Earnings (losses) from investments in unconsolidated entities	(9,330)	(25,513)	(63,614)
Net Income (Loss)	26,811	(29,731)	(70,869)
Net Income (Loss) Attributable to Non-Controlling Interests	253	(264)	(822)
Dividends on Preferred Stock	3,824	3,823	15,292
Net Income (Loss) Attributable to Common Stockholders	$22,734	$(33,290)	$(85,339)
Net Income (Loss) per Common Share:
Basic and Diluted	$0.37	$(0.55)	$(1.43)
Weighted average shares of common stock outstanding	61,506	60,216	59,853
Weighted average shares of common stock and convertible units outstanding	62,295	60,982	60,616

ELLINGTON FINANCIAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	As of
(In thousands, except share and per share amounts)	December 31, 2022	September 30, 2022	December 31, 2021(1)
ASSETS
Cash and cash equivalents	$217,053	$175,230	$92,661
Restricted cash	4,816	—	175
Securities, at fair value	1,459,465	1,522,772	2,087,360
Loans, at fair value	11,626,008	3,822,895	2,415,321
Loan commitments, at fair value	3,060	—	—
Mortgage servicing rights, at fair value	8,108	—	—
Investments in unconsolidated entities, at fair value	127,046	171,379	195,643
Real estate owned	28,403	20,738	24,681
Financial derivatives–assets, at fair value	132,518	160,043	18,894
Reverse repurchase agreements	226,444	204,654	123,250
Due from brokers	36,761	86,957	93,549
Investment related receivables	139,413	172,826	122,175
Other assets	76,791	5,215	3,710
Total Assets	$14,085,886	$6,342,709	$5,177,419
LIABILITIES
Securities sold short, at fair value	$209,203	$199,542	$120,525
Repurchase agreements	2,609,685	2,895,019	2,469,763
Financial derivatives–liabilities, at fair value	54,198	50,418	12,298
Due to brokers	34,507	61,978	2,233
Investment related payables	49,323	48,860	39,048
Other secured borrowings	276,058	40,900	96,622
Other secured borrowings, at fair value	1,539,881	1,635,829	984,168
HMBS-related obligations, at fair value	7,787,155	—	—
Senior notes, net	—	—	85,802
Senior notes, at fair value	191,835	193,515	—
Base management fee payable to affiliate	4,641	3,950	3,115
Incentive fee payable to affiliate	—	—	3,246
Dividend payable	12,243	11,732	10,375
Interest payable	22,452	11,687	4,570
Accrued expenses and other liabilities	73,819	8,650	22,098
Total Liabilities	12,865,000	5,162,080	3,853,863
EQUITY
Preferred stock, par value $0.001 per share, 100,000,000 shares authorized; 9,420,421, 9,420,421, and 9,400,000 shares issued and outstanding, and $235,511, $235,511, and $235,000 aggregate liquidation preference, respectively	227,432	227,432	226,939
Common stock, par value $0.001 per share, 100,000,000 shares authorized; 63,812,215, 60,438,787, and 57,458,169 shares issued and outstanding, respectively(3)	64	61	58
Additional paid-in-capital	1,259,352	1,213,493	1,161,603
Retained earnings (accumulated deficit)	(290,881)	(285,680)	(97,279)
Total Stockholders' Equity	1,195,967	1,155,306	1,291,321
Non-controlling interests	24,919	25,323	32,235
Total Equity	1,220,886	1,180,629	1,323,556
TOTAL LIABILITIES AND EQUITY	$14,085,886	$6,342,709	$5,177,419
SUPPLEMENTAL PER SHARE INFORMATION:
Book Value Per Common Share(2)	$15.05	$15.22	$18.39
(1)Derived from audited financial statements as of December 31, 2021.

(2)Common shares issued and outstanding at December 31, 2022, includes 3,373,428 shares of common stock issued during the quarter under the Company's at-the-market common stock offering program.
(3)Based on total stockholders' equity less the aggregate liquidation preference of the Company's preferred stock outstanding.
Reconciliation of Net Income (Loss) to Adjusted Distributable Earnings
The Company calculates Adjusted Distributable Earnings as U.S. GAAP net income (loss) as adjusted for: (i) realized and unrealized gain (loss) on securities and loans, REO, mortgage servicing rights, financial derivatives (excluding periodic settlements on interest rate swaps), any borrowings carried at fair value, and foreign currency transactions; (ii) incentive fee to affiliate; (iii) Catch-up Premium Amortization Adjustment (as defined below); (iv) non-cash equity compensation expense; (v) provision for income taxes; (vi) certain non-capitalized transaction costs; and (vii) other income or loss items that are of a non-recurring nature. For certain investments in unconsolidated entities, the Company includes the relevant components of net operating income in Adjusted Distributable Earnings. The Catch-up Premium Amortization Adjustment is a quarterly adjustment to premium amortization triggered by changes in actual and projected prepayments on the Company's Agency RMBS (accompanied by a corresponding offsetting adjustment to realized and unrealized gains and losses). The adjustment is calculated as of the beginning of each quarter based on the Company's then-current assumptions about cashflows and prepayments, and can vary significantly from quarter to quarter. For the contribution to Adjusted Distributable Earnings from Longbridge, the Company adjusts Longbridge's contribution to the Company's net income in a similar manner, but it includes in Adjusted Distributable Earnings certain realized and unrealized gains (losses) from Longbridge's origination business ("gain-on-sale income").
Adjusted Distributable Earnings is a supplemental non-GAAP financial measure. The Company believes that the presentation of Adjusted Distributable Earnings provides information useful to investors, because: (i) the Company believes that it is a useful indicator of both current and projected long-term financial performance, in that it excludes the impact of certain current-period earnings components that the Company believes are less useful in forecasting long-term performance and dividend-paying ability; (ii) the Company uses it to evaluate the effective net yield provided by its investment portfolio, after the effects of financial leverage and by Longbridge, to reflect the earnings from its reverse mortgage origination and servicing operations; and (iii) the Company believes that presenting Adjusted Distributable Earnings assists investors in measuring and evaluating its operating performance, and comparing its operating performance to that of its residential mortgage REIT and mortgage originator peers. Please note, however, that: (I) the Company's calculation of Adjusted Distributable Earnings may differ from the calculation of similarly titled non-GAAP financial measures by its peers, with the result that these non-GAAP financial measures might not be directly comparable; and (II) Adjusted Distributable Earnings excludes certain items that may impact the amount of cash that is actually available for distribution.
In addition, because Adjusted Distributable Earnings is an incomplete measure of the Company's financial results and differs from net income (loss) computed in accordance with U.S. GAAP, it should be considered supplementary to, and not as a substitute for, net income (loss) computed in accordance with U.S. GAAP.
Furthermore, Adjusted Distributable Earnings is different from REIT taxable income. As a result, the determination of whether the Company has met the requirement to distribute at least 90% of its annual REIT taxable income (subject to certain adjustments) to its stockholders, in order to maintain its qualification as a REIT, is not based on whether it distributed 90% of its Adjusted Distributable Earnings.
In setting the Company's dividends, the Company's Board of Directors considers the Company's earnings, liquidity, financial condition, REIT distribution requirements, and financial covenants, along with other factors that the Board of Directors may deem relevant from time to time.

The following table reconciles, for the three-month period ended December 31, 2022, the Company's Adjusted Distributable Earnings to the line on the Company's Consolidated Statement of Operations entitled Net Income (Loss), which the Company believes is the most directly comparable U.S. GAAP measure:

(In thousands, except per share amounts)	Investment Portfolio	Longbridge	Corporate/Other	Total
Net Income (Loss)	$18,911	$14,492	$(6,592)	$26,811
Income tax expense (benefit)	—	—	(2,850)	(2,850)
Net income (loss) before income tax expense (benefit)	18,911	14,492	(9,442)	23,961
Adjustments:
Realized (gains) losses, net(1)	30,279	—	—	30,279
Unrealized (gains) losses, net(2)	(13,136)	—	(2,378)	(15,514)
Unrealized (gains) losses on HMBS MSR Equivalent, net of hedge (gains) losses(3)	—	(15,319)	—	(15,319)
Bargain purchase (gain)	(7,932)	—	—	(7,932)
Negative (positive) component of interest income represented by Catch-up Premium Amortization Adjustment	(1,013)	—	—	(1,013)
Non-capitalized transaction costs and other expense adjustments	1,235	1,485	680	3,400
(Earnings) losses from investments in unconsolidated entities	9,330	—	—	9,330
Adjusted distributable earnings from investments in unconsolidated entities(4)	3,055	—	—	3,055
Total Adjusted Distributable Earnings	$40,729	$658	$(11,140)	$30,247
Dividends on preferred stock	—	—	3,824	3,824
Adjusted Distributable Earnings attributable to non-controlling interests	71	5	326	402
Adjusted Distributable Earnings Attributable to Common Stockholders	$40,658	$653	$(15,290)	$26,021
Adjusted Distributable Earnings Attributable to Common Stockholders, per share	$0.66	$0.01	$(0.25)	$0.42
(1)Includes realized (gains) losses on securities and loans, REO, mortgage servicing rights, financial derivatives (excluding periodic settlements on interest rate swaps and foreign currency transactions which are components of Other Income (Loss) on the consolidated statement of operations.
(2)Includes unrealized (gains) losses on securities and loans, REO, mortgage servicing rights, financial derivatives (excluding periodic settlements on interest rate swaps), borrowings carried at fair value, and foreign currency transactions which are components of Other Income (Loss) on the consolidated statement of operations.
(3)Represents net change in fair value of HMBS MSR Equivalent attributable to changes in market conditions and model assumptions. This adjustment is also net of (gains) losses on HMBS MSR hedging instruments, which are components of realized and/or unrealized gains (losses) on financial derivatives, net on the consolidated statement of operations.
(4)Includes net interest income and operating expenses for certain investments in unconsolidated entities.